Exhibit 5.1

                            GRAUBARD MOLLEN & MILLER
                                600 Third Avenue
                               New York, NY 10016


                                 August 2, 2000

Worlds.com Inc.
15 Union Wharf
Boston, MA 02109

                       Re: Registration Statement on Form SB-2
                           -----------------------------------

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form SB-2 ("Registration Statement") filed by Worlds.com Inc. ("Company"), a New Jersey corporation, under the Securities Act of 1933, as amended ("Act"), with respect to an aggregate of 3,039,076 shares of common stock, par value $.01 per share ("Common Stock"), to be offered for resale by certain individuals ("Selling Stockholders"), which consists of 2,890,831 shares of Common Stock issued and outstanding and 148,245 shares of Common Stock to be issued upon exercise of options granted and outstanding ("Options").

         It is our opinion that: 1. The Common Stock issued and outstanding held by certain of the Selling Stockholders has been duly authorized and was legally issued, and is fully paid and nonassessable. 2. The Common Stock to be issued by the Company upon exercise of the Options has been duly authorized and, when issued in the manner provided in the instruments governing such options, will be legally issued and will be fully paid and nonassessable.

         In giving this opinion, we have assumed that all certificates for the Company's shares of Common Stock, prior to their issuance, will be duly executed on behalf of the Company by the Company's transfer agent and registered by the Company's registrar, if necessary, and will conform, except as to denominations, to specimens which we have examined.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

                                            Very truly yours,

                                           /s/ Graubard Mollen & Miller
                                           ----------------------------
                                           GRAUBARD MOLLEN & MILLER